Exhibit 99.1

           Ciena Reports Fiscal Second Quarter 2005 Results

    LINTHICUM, Md.--(BUSINESS WIRE)--June 2, 2005--Ciena(R) Corporation (NASDAQ:CIEN), the network specialist, today reported its fiscal second quarter 2005 results for the period ending April 30, 2005. Revenue for the second quarter totaled $103.8 million, representing a 9.6% sequential increase, and an increase of 39.0% over the same period a year ago.
    On the basis of generally accepted accounting principles (GAAP), Ciena's reported net loss for the fiscal second quarter was $74.8 million, or a net loss of $0.13 per share. This loss compares to a GAAP net loss of $76.2 million, or a net loss of $0.16 per share, in the same period a year ago. For the six-month period ended April 30, 2005, Ciena's reported GAAP net loss was $131.8 million, or a net loss of $0.23 per share. This loss compares to a GAAP net loss of $152.9 million, or a net loss of $0.32 per share, in the same six-month period a year ago.
    "Ciena's application-driven, network specialist approach enables us to differentiate ourselves in an often crowded market, and is clearly resonating with our customers," said Gary Smith, Ciena's president and CEO. "With our fifth sequential quarter of solid revenue growth, we are growing faster than the market and beginning to take share on a global basis. In addition to strong revenue growth, we continue to improve other important financial metrics, including delivering gross margin improvement and reducing our use of cash in our fiscal second quarter."

    Second Quarter 2005 Highlights

    -- Delivered sequential revenue growth of 9.6% and year-over-year revenue growth of 39.0%.

    -- Improved overall gross margin from 25.6% in the fiscal first quarter to 26.2% in the fiscal second quarter.

    -- Announced that BT had selected Ciena as a preferred supplier to support its 21st Century Network (21CN), including Ciena's optical switching, optical transport and Ethernet transport platforms.

    --  For the second consecutive year, Ciena was honored by SBC
        Communications as an "Outstanding Supplier."

    -- Ciena expanded its strategic relationship with TELMEX and announced that its CoreDirector(R) multiservice switching system had been selected for Telefonos de Mexico's nationwide long-distance network and that new Ethernet modules will be added to existing CoreDirectors in TELMEX's Mexico City metro area network.

    -- Reduced cash burn from operations by 15.5% sequentially, from $43.3 million in the fiscal first quarter of 2005 to $36.6 million in the fiscal second quarter 2005.

    -- Ended the fiscal second quarter 2005 with cash and short- and long-term investments valued at $1.19 billion.

    Non-GAAP Presentation of Quarterly Results

    In evaluating the operating performance of its business, Ciena's management excludes certain charges or credits that are required by GAAP. These items, which are identified in the tables that follow, share one or more of the following characteristics: they are unusual, and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of the Company's control.

                                            Quarter        Quarter
                                             Ended          Ended
                                         -------------- --------------
                                            April 30,      April 30,
                                              2004           2005
                                         -------------- --------------
Item                                     (in thousands) (in thousands)
--------                                 -------------- --------------
Stock compensation costs                   $     1,902    $     3,481
Amortization of intangible assets                3,395         10,204
Restructuring costs                              5,185          9,765
Long-lived asset impairment                          -            (25)
Recovery of use tax payments                    (1,931)             -
Recovery of doubtful accounts, net              (2,794)             -
Loss (gain) on equity investments, net            (139)         7,300
Income tax benefit on adjusted net loss         24,979         15,723
                                         ============== ==============
Total Adjustments
                                           $    30,597    $    46,448
                                         ============== ==============
GAAP Net Loss                              $   (76,216)   $   (74,807)
Adjustment for items above                      30,597         46,448
                                         -------------- --------------
Non-GAAP Net Loss                          $   (45,619)   $   (28,359)
                                         ============== ==============

Please see Appendix A for additional information about this table.

    As of the quarter ended April 30, 2005, Ciena's weighted average shares outstanding were approximately 573,569,000. Adjusting Ciena's quarterly GAAP results as noted above would reduce the Company's net loss in its fiscal second quarter 2005 to $28.4 million, or a loss of $0.05 per share. This compares with an adjusted net loss of $45.6 million, or a loss of $0.10 per share, in the same period a year ago.
    These adjustments are not in accordance with GAAP, and making these adjustments may not permit meaningful comparisons to other companies.

    Business Outlook

    "We expect continued revenue growth, improving gross margin and lower operating expenses will combine to drive meaningful improvement in Ciena's financial performance over the balance of 2005," said Smith. "In addition to our expectations of five percent sequential revenue growth in our fiscal third quarter, we also expect product mix and ongoing cost reduction efforts to drive meaningful gross margin improvement for the second half of our fiscal year."

    Live Web Broadcast of Fiscal Second Quarter Results

    Ciena will host a discussion of its fiscal second quarter results with investors and financial analysts today, Thursday, June 2, 2005 at 8:30 a.m. (Eastern). The live broadcast of the discussion will be available via Ciena's homepage at www.ciena.com. An archived version of the discussion will be available shortly following the conclusion of the live broadcast on the Investor Relations page of Ciena's
Web site at: http://www.ciena.com/investors/investors.htm.

    NOTE TO INVESTORS

    This press release contains certain forward-looking statements based on current expectations, forecasts and assumptions that involve risks and uncertainties. These statements are based on information available to the Company as of the date hereof; and Ciena's actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in its Report on Form 10-Q filed with the Securities and Exchange Commission on June 2, 2005. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: we expect continued revenue growth, improving gross margin and lower operating expenses will combine to drive meaningful improvement in Ciena's financial performance over the balance of 2005; and in addition to our expectations of five percent sequential revenue growth in our fiscal third quarter, we also expect product mix and ongoing cost reduction efforts to drive meaningful gross margin improvement for the second half of our fiscal year. Ciena assumes no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.


                          CIENA CORPORATION
                     CONSOLIDATED BALANCE SHEETS
                  (in thousands, except share data)
                             (unaudited)

                       ASSETS
                                               October 31,  April 30,
                                                  2004         2005
                                               -----------------------
Current assets:
  Cash and cash equivalents                      $202,623    $255,822
  Short-term investments                          753,251     682,766
  Accounts receivable, net                         45,878      66,482
  Inventories, net                                 47,614      45,489
  Prepaid expenses and other                       29,906      33,740
                                               ----------- -----------
    Total current assets                        1,079,272   1,084,299
Long-term investments                             329,704     251,951
Equipment, furniture and fixtures, net             51,252      41,019
Goodwill                                          408,615     408,615
Other intangible assets, net                      208,015     185,466
Other long-term assets                             60,196      49,015
                                               ----------- -----------
Total assets                                   $2,137,054  $2,020,365
                                               =========== ===========

           LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                $31,509     $36,441
  Accrued liabilities                              76,045      76,732
  Restructuring liabilities                        16,203      15,638
  Unfavorable lease commitments                     9,902       9,640
  Income taxes payable                              3,354       4,169
  Deferred revenue                                 21,566      32,144
                                               ----------- -----------
    Total current liabilities                     158,579     174,764
Long-term deferred revenue                         16,010      14,446
Long-term restructuring liabilities                65,180      63,002
Long-term unfavorable lease commitments            51,341      46,293
Other long-term obligations                         1,522       1,321
Convertible notes payable                         690,000     690,000
                                               ----------- -----------
    Total liabilities                             982,632     989,826
                                               ----------- -----------
Commitments and contingencies
Stockholders' equity:
  Preferred stock - par value $0.01; 20,000,000
   shares authorized; zero shares issued and
   outstanding                                          -           -
  Common stock - par value $0.01; 980,000,000
   shares authorized; 571,656,659 and
   575,511,943 shares issued and outstanding
   as of October 31, 2004 and April 30, 2005,
   respectively                                     5,717       5,755
  Additional paid-in capital                    5,482,175   5,485,257
  Deferred stock compensation                     (13,761)     (6,554)
  Notes receivable from stockholders                  (48)          -
  Changes in unrealized gains on investments,
   net                                             (2,488)     (4,940)
  Translation adjustment                             (277)       (281)
  Accumulated deficit                          (4,316,896) (4,448,698)
                                               ----------- -----------
    Total stockholders' equity                  1,154,422   1,030,539
                                               ----------- -----------
Total liabilities and stockholders' equity     $2,137,054  $2,020,365
                                               =========== ===========


                          CIENA CORPORATION
                CONSOLIDATED STATEMENTS OF OPERATIONS
                (in thousands, except per share data)
                             (unaudited)

                               Quarter Ended       Six Months Ended
                                  April 30,            April 30,
                           --------------------- ---------------------
                              2004       2005       2004       2005
                           ---------- ---------- ---------- ----------

Revenues:
  Products                   $62,422    $91,618   $117,096   $173,918
  Services                    12,277     12,228     24,017     24,676
                           ---------- ---------- ---------- ----------
Total revenue                 74,699    103,846    141,113    198,594
                           ---------- ---------- ---------- ----------
Costs:
  Products                    56,289     65,843     90,849    126,691
  Services                    10,188     10,837     21,489     20,506
                           ---------- ---------- ---------- ----------
Total cost of goods sold      66,477     76,680    112,338    147,197
                           ---------- ---------- ---------- ----------
  Gross profit                 8,222     27,166     28,775     51,397
                           ---------- ---------- ---------- ----------

Operating expenses
  Research and development    46,479     34,766     93,656     68,417
  Selling and marketing       25,075     27,201     50,543     53,165
  General and
   administrative              5,992      8,702     13,083     16,198
  Stock compensation costs
    Research and
     development               1,408        842      3,613      1,853
    Selling and marketing        415      2,447        933      3,323
    General and
     administrative               79        192        200        352
  Amortization of
   intangible assets           3,395     10,204      6,791     20,615
  Restructuring costs          5,185      9,765      8,578     10,890
  Long-lived asset
   impairments                     -        (25)         -        159
  Recovery of use tax
   payments                   (1,931)         -     (1,931)         -
  Recovery of doubtful
   accounts, net              (2,794)         -     (2,794)         -
                           ---------- ---------- ---------- ----------
    Total operating
     expenses                 83,303     94,094    172,672    174,972
                           ---------- ---------- ---------- ----------
Loss from operations         (75,081)   (66,928)  (143,897)  (123,575)
Interest and other income,
 net                           5,614      6,346     13,292     13,022
Interest expense              (6,473)    (6,473)   (13,857)   (12,942)
Gain (loss) on equity
 investments, net                139     (7,300)       593     (7,278)
Loss on extinguishment of
 debt                              -          -     (8,216)         -
                           ---------- ---------- ---------- ----------
Loss before income taxes     (75,801)   (74,355)  (152,085)  (130,773)
Provision for income taxes       415        452        839      1,029
                           ---------- ---------- ---------- ----------
Net loss                    $(76,216)  $(74,807) $(152,924) $(131,802)
                           ========== ========== ========== ==========


Basic and diluted net loss
 per common share and
 dilutive potential common
 share                        $(0.16)    $(0.13)    $(0.32)    $(0.23)
                           ========== ========== ========== ==========

Weighted average basic
 common and dilutive
 potential common shares
 outstanding                 475,189    573,569    474,192    572,674
                           ========== ========== ========== ==========


                           CIENA CORPORATION
                 CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in thousands)
                              (unaudited)

                                                   Six Months Ended
                                                       April 30,
                                                 ---------------------
                                                    2004       2005
                                                 ---------- ----------
Cash flows from operating activities:
  Net loss                                       $(152,924) $(131,802)
  Adjustments to reconcile net loss to net cash
   used in operating activities:
  Early extinguishment of debt                       8,216          -
  Amortization of premium on marketable
   securities                                       15,868      9,265
  Non-cash impairment of long-lived assets               -        159
  Non-cash loss on equity investments                    -      7,278
  Accretion of convertible notes payable               599          -
  Depreciation and amortization of leasehold
   improvements                                     27,639     16,292
  Stock compensation                                 4,746      5,528
  Amortization of intangibles                        8,726     22,549
  Provision of doubtful accounts                       284          -
  Provision for inventory excess and obsolescence    1,082      2,695
  Provision for warranty and other contractual
   obligations                                       4,996      5,802
  Other                                              1,537      1,510
  Changes in assets and liabilities:
    Accounts receivable                              4,723    (20,604)
    Inventories                                      9,456       (570)
    Prepaid expenses and other                      (7,208)       598
    Accounts payable and accrued liabilities       (32,195)    (8,437)
    Income taxes payable                               956        815
    Deferred revenue and other obligations           4,317      9,014
                                                 ---------- ----------
Net cash used in operating activities              (99,182)   (79,908)
                                                 ---------- ----------
Cash flows from investing activities:
  Additions to equipment, furniture, fixtures and
   intellectual property                           (13,646)    (6,457)
  Proceeds from sale of equipment, furniture and
   fixtures                                              -        239
  Purchases of available for sale securities      (333,524)  (316,529)
  Maturities of available for sale securities      389,877    453,050
  Minority equity investments, net                       -     (2,043)
                                                 ---------- ----------
Net cash provided by investing activities           42,707    128,260
                                                 ---------- ----------
Cash flows from financing activities:
  Net proceeds from other obligations                   46          -
  Repayment of convertible notes payable           (49,243)         -
  Proceeds from issuance of common stock            14,152      4,799
  Repayment of notes receivable from stockholders        -         48
                                                 ---------- ----------
Net cash used in financing activities              (35,045)     4,847
                                                 ---------- ----------
Net increase in cash and cash equivalents          (91,520)    53,199
Cash and cash equivalents at beginning of period   309,665    202,623
                                                 ---------- ----------
Cash and cash equivalents at end of period        $218,145   $255,822
                                                 ========== ==========

    Appendix A

    The adjustments management makes in analyzing Ciena's fiscal second quarter 2005 GAAP results are as follows:

    -- Stock compensation costs - a non-cash expense which arises under GAAP accounting from the assumption of unvested stock options issued by any companies we acquire and which the Company feels is not reflective of its ongoing operating costs.

    -- Amortization of intangible assets - a non-cash expense arising from acquisitions of intangible assets, principally developed technology, which Ciena is required to amortize over its expected useful life and which the Company feels is not reflective of its ongoing operating costs.

    -- Restructuring costs - non-recurring charges incurred as the result of reducing the size of the Company's operations to align its resources with the reduced size of the telecommunications market as well as the result of targeting new segment opportunities within the overall market, which the Company feels are not reflective of its ongoing operating costs.

    -- Long-lived asset impairments - non-recurring charges, incurred as a result of excess equipment classified as held for sale which the Company feels are not reflective of its ongoing operating costs.

    -- Recovery of use tax payments - a non-recurring gain unrelated to normal operations

    -- Recovery of doubtful accounts, net - a non-recurring gain unrelated to normal operations due to payment received from a customer from which payment was previously deemed doubtful due to the customer's financial condition.

    -- Loss (gain) on equity investments, net - a non-recurring gain or loss related to changes in the value of the Company's equity investments which the Company feels is not reflective of its ongoing operating costs.

    -- Income tax benefit on adjusted net loss - the income tax charge or benefit on the adjusted net loss, which is a necessary adjustment for consistency. The Company currently has a full valuation allowance for GAAP reporting purposes and accordingly does not recognize a tax benefit for losses generated.

    About Ciena

    Ciena Corporation is the network specialist, focused on expanding the possibilities for its customers' networks while reducing their cost of ownership. The Company's systems, software and services target and cure specific network pain points so that telcos, cable operators, governments and enterprises can best exploit the new applications that are driving their businesses forward. For more information, visit www.ciena.com.

    CONTACT: Ciena Corporation
             Press Contact:
             Nicole Anderson, 877-857-7377
             pr@ciena.com
                 or
             Investor Contact:
             Jessica Towns, 888-243-6223
             ir@ciena.com